Earnings Call April 28, 2022 Supplemental information 2022 First Quarter Second Quarter a l August 2, 2022 Supplemental information

Encompass Health 2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including the effects of the spin off of the home health and hospice business, outlook and guidance, the COVID-19 pandemic and its effects, legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, market share, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated August 1, 2022 (the “Q2 Earnings Release Form 8-K”), the Form 10-K for the year ended December 31, 2021, the Form 10-Q for the quarter ended March 31, 2022, the Form 10-Q for the quarter ended June 30, 2022, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q2 Earnings Release Form 8-K, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Forward-looking statements

Encompass Health 3 Q2 2022 Summary ................................................................................................................................................................................. 4 Spin off of Enhabit ................................................................................................................................................................................ 5 Map of locations ..................................................................................................................................................................................... 6 Encompass Health fundamentals ....................................................................................................................................................... 7 Q2 2022 Summary adjusted ............................................................................................................................................................... 8 Key takeaways ....................................................................................................................................................................................... 9-10 Inpatient rehabilitation segment ...................................................................................................................................................... 11-12 Adjusted EBITDA .................................................................................................................................................................................... 13 Earnings per share ................................................................................................................................................................................ 14-15 Adjusted free cash flow ....................................................................................................................................................................... 16 Guidance and considerations for 2022 ............................................................................................................................................ 17-18 Contract labor trends ........................................................................................................................................................................... 19 2022-2026 Growth targets ................................................................................................................................................................. 20 Uses of free cash flow .......................................................................................................................................................................... 21 Adjusted free cash flow assumptions ............................................................................................................................................... 22 Appendix Expansion activity ................................................................................................................................................................................. 24 Pre-payment claims denials - inpatient rehabilitation segment ............................................................................................... 25 Debt maturity profile and schedule ................................................................................................................................................. 26-27 New-store/same-store growth ........................................................................................................................................................... 28 Payment sources (percent of revenues) ......................................................................................................................................... 29 Inpatient rehabilitation operational metrics ................................................................................................................................. 30 Share information ................................................................................................................................................................................. 31 Segment operating results .................................................................................................................................................................. 32-34 Reconciliations to GAAP ...................................................................................................................................................................... 35-42 End notes ................................................................................................................................................................................................ 43-44 Table of contents

Encompass Health 4 Q2 2022 Summary Q2 6 Months ($ in millions) 2022 2021% △ 2022 2021% △ Encompass Health Consolidated Net operating revenues $ 1,330.5 $ 1,287.7 3.3% $ 2,664.1 $ 2,518.1 5.8 % Adjusted EBITDA $ 240.2 $ 278.9 (13.9) % $ 485.2 $ 529.7 (8.4) % Adjusted EPS $ 0.89 $ 1.17 (23.9) % $ 1.86 $ 2.22 (16.2) % Adjusted free cash flow $ 205.7 $ 205.6 — % $ 371.6 $ 313.0 18.7 % Inpatient Rehabilitation Segment Net operating revenues $ 1,062.5 $ 1,001.6 6.1% $ 2,121.8 $ 1,961.5 8.2 % Adjusted EBITDA $ 225.0 $ 254.0 (11.4) % $ 451.2 $ 488.9 (7.7) % Home Health and Hospice Segment Net operating revenues $ 268.0 $ 286.1 (6.3) % $ 542.3 $ 556.6 (2.6) % Adjusted EBITDA $ 43.8 $ 61.7 (29.0) % $ 93.9 $ 112.5 (16.5) % Reconciliations to GAAP provided on pages 35-42

Encompass Health 5 Spin off of Enhabit u Spin off of 100% of Enhabit completed on July 1, 2022 Ÿ Enhabit Home Health & Hospice (“Enhabit” or “EHAB”) (NYSE: EHAB) began “regular-way” trading on July 1, 2022. Ÿ Encompass Health stockholders received one share of EHAB for every two shares of EHC stock held as of the close of business June 24, 2022, the record date for the distribution, with cash received in lieu of fractional shares. Ÿ The spin off is expected to be tax free to EHC shareholders, except with respect to cash received in lieu of fractional shares. An IRS Private Letter Ruling has been received. Ÿ Enhabit made a dividend of approximately $567 million to Encompass Health. Encompass Health retired approximately $486 million of existing indebtedness. Ÿ Beginning in Q3 2022, Enhabit will be reported as discontinued operations in Encompass Health’s historical results. Ÿ For information and commentary about Enhabit, including its Q2 2022 results, please refer to Enhabit’s earnings materials filed separately today.

Encompass Health 6 ~34,000 employees Rehabilitation hospitals “IRFs” IRFs under development* * IRFs under development - previously announced under development as of August 1, 2022 † Based on 2019 and 2020 data Encompass Health Largest owner and operator of rehabilitation hospitals Company profile as of 07/01/22 150 Rehabilitation hospitals “IRFs” 55 are joint ventures 21 35 IRFs under development* States and Puerto Rico 24% of Licensed beds † 31% of Medicare patients served † Key statistics trailing 4 quarters ~203,600 patient discharges ~$4.2 Billion in revenue

Encompass Health fundamentals and value drivers

▶ Large, under penetrated, and growing inpatient rehabilitation market

- Large addressable market indicated by low conversion rate of presumptively eligible inpatient rehabilitation patients
- Favorable demographics driving increased demand for rehabilitation services

▶ Poised to capture incremental market share

- Unparalleled clinical expertise for treating inpatient rehabilitation conditions
- De novo and bed addition strategy delivers attractive financial returns
- Cash flow and capital availability to fund capacity additions
- Significant barriers to entry and economies of scale
- Resilient business model with focus on non-discretionary conditions occurring predominantly in an aging population

▶ Well-positioned to respond to potential changes in IRF patient criteria

- Free-standing inpatient rehabilitation facilities are best able to move up or down the post-acute continuum
  - ✓ Large clinical workforce of multi-disciplined nurses and therapists
  - ✓ Physical plant readily adaptable to accommodate historical LTAC and SNF patients

▶ Complementary shareholder distributions

- Cash dividend (currently $0.15 per share per quarter)
- Opportunistic stock repurchases (~$198 million remaining under current authorization)

Encompass Health 7

Encompass Health 8 Q2 2022 Summary adjusted - inpatient rehabilitation* Reconciliations to GAAP provided on pages 35-42. * Excludes home health and hospice segment results ** Refer to page 16 for a discussion of year-to-year change. Adjusted Q2* Adjusted 6 months* ($ in millions) 2022 2021% △ 2022 2021% △ Encompass Health adjusted* Net operating revenues $ 1,062.5 $ 1,001.6 6.1% $ 2,121.8 $ 1,961.5 8.2 % Adjusted EBITDA $ 196.4 $ 217.2 (9.6) % $ 391.4 $ 417.2 (6.2) % Adjusted EPS $ 0.62 $ 0.79 (21.5) % $ 1.28 $ 1.52 (15.8) % Adjusted free cash flow** $ 166.8 $ 154.4 8.0% $ 290.0 $ 239.5 21.1%

Encompass Health 9 Q2 2022 Key takeaways - inpatient rehabilitation* u Revenue growth offset by elevated staffing costs Ÿ Net operating revenue growth of 6.1% Ÿ Strong inpatient rehabilitation discharge growth ü Q2 2022 total discharge growth of 4.9% (1.6% same store) on top of 18.7% (16.9% same store) growth in Q2 2021 Ÿ Staffing costs continue to be elevated, but improved over Q1 2022 ü Q2 2022 contract labor plus sign-on and shift bonuses of $56.9 million vs. $63.0 million in Q1 2022, and $28.7 million in Q2 2021 ü Contract labor FTE’s reduced from peak of 749 in March 2022 to 597 in June 2022 ü See page 19 for more details on contract labor and sign-on and shift bonus trends. u Hiring trends continue to improve Ÿ Same-store net new RN hires of 276 year-to-date through end of Q2 2022 compared to 117 in the first six months of 2021 * Excludes home health and hospice segment results

Encompass Health 10 Q2 2022 Key takeaways - inpatient rehabilitation*, cont. u Continued inpatient rehabilitation capacity additions Ÿ Opened 3 de novos in Q2 2022 (140 beds) and added 38 beds to existing hospitals ü YTD added 6 de novos (280 beds) and added 67 beds to existing hospitals Ÿ Plan to open an additional 3 de novos (additional 127 beds) and add an additional 20 beds to existing hospitals in 2022 Ÿ Plan to open 9 de novos and add an additional 100 to 150 beds to existing hospitals in 2023 u Balance sheet - see debt maturity and schedule profile on pages 26-27 Ÿ Paid down approximately $486 million in debt Ÿ Net leverage ratio of 3.3x at quarter end pro forma for spin off of Enhabit u Strong free cash flow generation - see page 16 Ÿ Adjusted free cash flow of $166.8 million; YTD Adjusted free cash flow of $290.0 million u Shareholder distributions Ÿ Paid quarterly cash dividends of $0.28 per share in January, April, and July 2022 Ÿ Declared a $0.15 per share quarterly cash dividend in July 2022 (to be paid in October 2022) ü Dividend revised in response to the recently completed spin off of Enhabit and reflects the Company’s continued commitment to a robust de novo hospital strategy * Excludes home health and hospice segment results

Encompass Health 11 Inpatient rehabilitation segment - revenue Q2 Q2 Favorable/ ($ in millions) 2022 2021 (Unfavorable) Net operating revenues: Inpatient $ 1,037.8 $ 976.9 6.2% Outpatient and other 24.7 24.7 —% Total segment revenue $ 1,062.5 $ 1,001.6 6.1% (Actual Amounts) Discharges 51,902 49,492 4.9% Same-store discharge growth 1.6% Net patient revenue per discharge $ 19,995 $ 19,739 1.3% Revenue reserves related to bad debt as a percent of revenue 2.2% 1.7% (50) bps u Inpatient revenue growth of 6.2% largely driven by volume gains u Net revenue per discharge growth of 1.3% primarily attributable to an increase in reimbursement rates, partially offset by the resumption of sequestration. u Revenue reserves related to bad debt increased 50 bps to 2.2%, primarily due to the impact of the payor mix shift to Medicare Advantage and Managed Care (longer collection times and higher patient payment responsibility).

Inpatient rehabilitation segment - Adjusted EBITDA

($ in millions)	Q2 2022	% of Revenue	Q2 2021	% of Revenue
Net operating revenues	$ 1,062.5		$ 1,001.6	
Operating expenses:				
Salaries and benefits	(585.9)	55.1 %	(515.9)	51.5 %
Other operating expenses[(a)]	(166.4)	15.7 %	(147.5)	14.7 %
Supplies	(47.4)	4.5 %	(44.1)	4.4 %
Occupancy costs	(13.8)	1.3 %	(15.0)	1.5 %
Hospital operating expenses	(227.6)	21.4 %	(206.6)	20.6 %
Other (expense) income[(b)]	(3.1)		2.3	
Equity in nonconsolidated affiliates	1.0		0.8	
Noncontrolling interests	(21.9)		(28.2)	
Segment Adjusted EBITDA	**$ 225.0**		**$ 254.0**	
Percent change	(11.4)%			
In arriving at Adjusted EBITDA, the following were excluded:				
(a) Loss on disposal or impairment of assets	$ 2.7		$ 3.3	
(b) Change in fair market value of equity securities	$ 3.2		$ (0.7)	

- Salary and benefits in Q2 2022 included $56.9 million in agency staffing and sign-on and shift bonuses, compared to $28.7 million in Q2 2021.
- Other operating expenses included increases of $4.4 million in recruiting expense and $2.8 million in provider tax expense.
- Other (expense) income included a $4.0 million unfavorable mark-to-market adjustment on non-qualified 401k plan compared to a $1.8 million favorable adjustment in Q2 2021. These expenses are offset entirely within G&A.

Encompass Health

Reconciliations to GAAP provided on pages 35-42.

12

Encompass Health 13 Adjusted EBITDA - inpatient rehabilitation* ($ in millions) Q2 2022 % of Consolidated Revenue Q2 2021 % of Consolidated Revenue Inpatient rehabilitation segment Adjusted EBITDA $ 225.0 $ 254.0 General and administrative expenses** (28.6) 2.1% (36.8) 2.9% Encompass Health Adjusted EBITDA* $ 196.4 $ 217.2 Percentage change (9.6) % Reconciliations to GAAP provided on pages 35-42. u General and administrative expenses decreased as a percent of consolidated revenue due to improved operating leverage, a decline in the mark-to-market value of the Company’s non-qualified 401(k) plan, and lower incentive compensation in Q2 2022. ** General and administrative expenses in the above table exclude stock compensation of $8.8 million and $12.0 million for Q2 2022 and Q2 2021, respectively, as well as $22.9 million and $4.1 million in costs associated with the strategic alternatives review of our home health and hospice business for Q2 2022 and Q2 2021, respectively. * Excludes home health and hospice segment

Earnings per share - as reported

($ in millions, except per share data)	Q2 2022	Q2 2021	6 Months 2022	6 Months 2021
Adjusted EBITDA	$ 240.2	$ 278.9	$ 485.2	$ 529.7
Depreciation and amortization	(68.8)	(63.4)	(135.0)	(125.9)
Interest expense and amortization of debt discounts and fees	(60.6)	(41.8)	(100.2)	(84.6)
Stock-based compensation	(8.8)	(12.0)	(16.3)	(14.8)
Loss on disposal or impairment of assets	(2.3)	(2.9)	(2.9)	(2.8)
	99.7	158.8	230.8	301.6
Items not indicative of ongoing operating performance:				
Loss on early extinguishment of debt[(1)(2)(3)]	(1.1)	(1.0)	(1.4)	(1.0)
Costs associated with the strategic alternatives review	(22.9)	(4.1)	(32.5)	(5.0)
Costs associated with the Frontier acquisition	—	(1.3)	—	(1.3)
Change in fair market value of equity securities	(3.2)	0.7	(5.7)	0.6
Pre-tax income	72.5	153.1	191.2	294.9
Income tax expense	(23.8)	(39.5)	(55.0)	(74.0)
Income from continuing operations*	$ 48.7	$ 113.6	$ 136.2	$ 220.9
Diluted shares (see page 31)	100.3	100.2	100.2	100.2
Diluted earnings per share*	$ 0.49	$ 1.13	$ 1.36	$ 2.20

- EPS in Q2 2022 was impacted by higher contract labor costs resulting in lower Adjusted EBITDA, higher interest expense and amortization of debt discounts and fees, and higher costs associated with the strategic alternatives review.

Encompass Health

* Earnings per share are determined using income from continuing operations attributable to Encompass Health.
Refer to pages 43-44 for end notes.

14

Encompass Health 15 Adjusted earnings per share(4) Refer to pages 43-44 for end notes. Q2 6 Months 2022 2021 2022 2021 Earnings per share, as reported $ 0.49 $ 1.13 $ 1.36 $ 2.20 Adjustments, net of tax: Costs associated with the strategic alternatives review 0.32 0.03 0.39 0.04 Costs associated with the Frontier acquisition — 0.01 — 0.01 Income tax adjustments 0.05 — 0.06 (0.03) Loss on early extinguishment of debt(1)(2)(3) 0.01 0.01 0.01 0.01 Change in fair market value of equity securities 0.02 — 0.04 — Adjusted earnings per share* $ 0.89 $ 1.17 $ 1.86 $ 2.22 Adjusted earnings per share Encompass Health adjusted** $ 0.62 $ 0.79 $ 1.28 $ 1.52 u Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are non-indicative of its ongoing operating performance. * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 39-42. ** Excludes home health and hospice segment results

Encompass Health 16 239.5 (25.8) 44.1 5.7 47.3 (20.8) 290.0 Adjusted Free Cash Flow 6 Mos. 2021 Adjusted EBITDA Working capital and other Cash interest payments Cash tax payments, net of refunds Maintenance capital expenditures Adjusted Free Cash Flow 6 Mos. 2022 2022 YTD Adjusted free cash flow(5)- inpatient rehabilitation* Reconciliations to GAAP provided on pages 35-42. Refer to pages 43-44 for end notes. u Adjusted free cash flow growth in the first six months of 2022 was predominantly attributable to improved working capital. Ÿ Accounts receivable in the first six months of 2021 was elevated due to IRF Medicare payment processing delays. ($ in millions) * Excludes home health and hospice segment results

Encompass Health 17 2022 Guidance for Encompass Health - inpatient rehabilitation* 2021 Adjusted* Affirmed 2022 Guidance** ($ in millions, except per share data) Net Operating Revenue $4,015 $4,250 to $4,300 Adjusted EBITDA(6) $817 $820 to $840 Adjusted earnings per share from continuing operations attributable to Encompass(4) $2.93 $2.77 to $2.91 * Excludes home health and hospice segment results ** Excludes nonrecurring costs related to the separation of Enhabit Refer to pages 43-44 for end notes.

2022 Guidance considerations for Encompass Health

Encompass Health will operate a single reportable segment: inpatient rehabilitation

- A net increase of approximately 1.9% in Medicare pricing for Q3 and 4.0% for Q4, prior to the resumption of sequestration*
- Revenue reserves related to bad debt of approximately 2.0% to 2.2% of net operating revenues**
  - ✓ Reflects continued payor mix shift to Medicare Advantage and Managed Care
  - ✓ Medicare contractors' recent resumption of Targeted Probe and Educate adds to uncertainty (see page 25)
- Salaries and benefits per FTE (inclusive of agency staffing costs, sign-on and shift bonuses) is expected to increase by approximately 5%. Staffing constraints and elevated costs are expected to continue in 2022 with improvement heavily skewed toward the second half of the year.
  - ✓ 1H 2022 salaries and benefits per FTE increase was approximately 8%
  - ✓ 2H 2022 salaries and benefits per FTE increase expected to be approximately 2%
- Employees per occupied bed expected to be approximately 3.38 to 3.42 for the remainder of 2022
  - ✓ Impact of new hospitals opening in 2022
  - ✓ Normalization of staffing ratios as constraints subside
- Net pre-opening and new-store ramp-up costs incurred in 1H 2022 of $15 million
  - ✓ Licensing and certification delays in certain markets impacted opening dates
  - ✓ New-store positive contributions in 2H will contribute up to $3 million net offset to 1H net pre-opening and new-store ramp-up costs (2022 full year range of $12 to $15 million)***
- Anticipate receipt of $1 to $3 million associated with the transition services agreement with Enhabit (an offset to general and administrative costs)
- Tax rate of approximately 26%
- Diluted share count of approximately 100 million shares
- Guidance excludes nonrecurring costs related to the separation of Enhabit.

* Previously estimated as 1.9% for all of 2022 ** Previously estimated as 2.0% *** Previously estimated as $10 to $13 million

Encompass Health 18

Contract labor and sign-on and shift bonus trends*

	2020				2021				2022	
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Contract labor and sign-on and shift bonus expense trends ($ in millions)										
Sign-on/shift bonus	$ 5.1	$ 4.5	$ 6.9	$ 9.1	$ 10.8	$ 12.7	$ 15.0	$ 21.3	$ 21.1	$ 21.8
Contract labor	$ 6.1	$ 4.5	$ 6.5	$ 7.5	$ 10.1	$ 16.0	$ 18.3	$ 30.0	$ 41.9	$ 35.1
Total	**$ 11.2**	**$ 9.0**	**$ 13.4**	**$ 16.6**	**$ 20.9**	**$ 28.7**	**$ 33.3**	**$ 51.3**	**$ 63.0**	**$ 56.9**
Contract labor FTE trends ($ in thousands)										
Contract FTEs	161	116	176	192	221	318	383	516	706	633
Agency rate/FTE	$ 151.4	$ 155.6	$ 147.5	$ 155.9	$ 185.2	$ 201.3	$ 189.5	$ 230.7	$ 240.4	$ 222.6

- Sign-on and shift bonuses remained elevated in Q2 2022, as hiring increased (127 net RN hires in Q1 and 149 in Q2) and we used internal staffing (shift bonuses) when possible.
- Contract labor expense declined sequentially in Q2 2022.
  - We expect contract labor expense to continue to decline sequentially in Q3 and Q4 2022.
- Contract labor FTEs peaked in March 2022 at 749; and declined to 597 in June 2022.
- Contract labor agency rate / FTE declined sequentially (Q2'22 vs. Q1'22) but remains highly variable.
  - We expect 2H 2022 rates to be lower than the average of 1H 2022 rates, however the recent PHE extension may prolong elevated contract labor rates.

* Excludes home health and hospice segment results

Encompass Health 19

Encompass Health 20 2022-2026 Growth targets for Encompass Health Strong and sustainable business fundamentals Ÿ Strong demographic tailwinds Ÿ Multi-faceted growth strategy Ÿ Highly fragmented sector presents unit acquisition and joint venture opportunities Ÿ Consistent delivery of high-quality, cost-effective care Ÿ Economies related to scale and market density Ÿ Substantial cash flow generation 6 to 10 de novos per year 100 to 150 bed additions per year 6% to 8% discharge CAGR

Encompass Health 21 Uses of free cash flow for Encompass Health ($ in millions) 2021 Adjusted* 2022 Assumptions Growth in core business IRF bed expansions $48.6 $40 to $50 New IRFs - De novos 314.9 320 to 340 - Acquisitions 1.1 opportunistic - Replacement IRFs and other 48.9 10 to 20 $413.5 $370 to $410 Debt reduction Debt redemptions (borrowings), net $1.0 TBD Shareholder distributions Cash dividends on common stock 112.4 TBD Common stock repurchases — opportunistic Ÿ ~$198 million remaining under current authorization as of June 30, 2022(7) Refer to pages 43-44 for end notes. * Excludes home health and hospice segment results

Encompass Health 22 Adjusted free cash flow(5) assumptions for Encompass Health Certain cash flow items ($ in millions) 2021 Adjusted* 2022 Assumptions Cash interest payments (net of amortization of debt discounts and fees) $156.6 $140 to $150 Cash payments for income taxes, net of refunds $101.2 $70 to $80 Working capital and other $71.1 $50 to $70 Maintenance CAPEX $133.4 $200 to $240 Adjusted free cash flow $354.2 $280 to $380 Decrease due to overpayments from 2021 applied to 2022 Decrease in working capital expected due to timing of collections Increased maintenance CAPEX related to carryover projects from 2021 (due to supply chain challenges), additional spending for equipment replacement, and renovations to existing hospitals Cash interest payments expected to decrease due to debt repayment with distribution proceeds from Enhabit * Excludes home health and hospice segment results Refer to pages 43-44 for end notes.

Appendix

Expansion activity

Inpatient Rehabilitation Facilities Opened or Under Development

		Expected operations date	Joint venture	# of New Beds 2022	2023	2024	2025
De novo IRFs:							
	Shiloh, IL	Q1 2022	✓	40	–	–	–
	St. Augustine, FL	Q1 2022		40	–	–	–
	Libertyville, IL	Q1 2022		60	–	–	–
	Lakeland, FL	Q2 2022		50	–	–	–
	Cape Coral, FL	Q2 2022	✓	40	–	–	–
	Jacksonville, FL	Q2 2022		50	–	–	–
1	Moline, IL	Q3 2022	✓	40	–	–	–
2	Naples, FL	Q3 2022	✓	50	–	–	–
3	Grand Forks, ND	Q3 2022	✓	37	–	–	–
4	Eau Claire, WI	2023	✓	–	36	–	–
5	Owasso, OK	2023	✓	–	40	–	–
6	Clermont, FL	2023		–	50	–	–
7	Knoxville, TN	2023	✓	–	73	–	–
8	Bowie, MD	2023		–	60	–	–
9	Prosper, TX	2023		–	40	–	–
10	Columbus, GA	2023	✓	–	40	–	–
11	Fitchburg, WI	2023		–	40	–	–
12	Louisville, KY	2023	✓	–	40	–	–
13	Kissimmee, FL	TBD		–	–	50	–
14	Fort Mill, SC	TBD		–	–	39	–
15	Atlanta, GA	TBD	✓	–	–	40	–
16	Fort Myers, FL	TBD	✓	–	–	60	–
17	Houston, TX	TBD		–	–	60	–
18	Lake Worth, FL	TBD		–	–	–	50
19	Palm Beach Gardens, FL	TBD		–	–	–	50
20	Amarillo, TX	TBD		–	–	–	40
21	Strongsville, OH	TBD		–	–	–	40
Bed expansions, net*				~90	~100	~100	~100
				~500	~520	~350	~280

21 IRF development projects announced and underway

Q2 2022 Expansion activity highlights

- Opened 3 inpatient rehabilitation hospitals
  - 50-bed IRF in Lakeland, FL
  - 40-bed IRF in Cape Coral, FL
  - 50-bed IRF in Jacksonville, FL
- Added 38 beds to existing hospitals
- Announced plans to build a 40-bed satellite inpatient rehabilitation hospital in Town and Country, MO

The 150th hospital Jacksonville, FL


Encompass Health
11595

Encompass Health

*Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays. For 2022 through 2025, the currently expected range for bed expansions is 100 to 150.

24

Pre-payment claims denials - inpatient rehabilitation segment

- Encompass Health reserves pre-payment claim denials as a reduction of net operating revenues upon notice that a claim is under review.
- Encompass Health appealed thousands of claims CMS contractors denied under "widespread probe" programs prior to 2018. These appeals went to Administrative Law Judges ("ALJs") at HHS, and became part of a nationwide backlog of cases at the ALJ level that a federal judge ordered HHS to clear by the end of 2022.
- Encompass Health has approximately 140 claims pending at the ALJ level that have not been heard to date. Encompass Health has another 118 claims that have been heard by an ALJ but have not been decided.
- Encompass Health has appealed another 2,444 claims that were denied at the ALJ level to the HHS Departmental Appeals Board ("DAB"), the highest level of administrative review. We do not know how long it will take the DAB to rule on these appeals.
- As of June 30, 2022, approximately $30 million of net accounts receivable from pre-payment claims denials relate to the above outstanding claims.
- CMS started the Targeted Probe and Educate ("TPE") initiative in August 2017 but suspended TPE reviews in March 2020. CMS resumed the TPE program in September 2021. The Medicare contractors started IRF specific TPE reviews in 2022 resulting in an increase in new denials and associated reserves. We expect elevated claim review activity and higher reserves in 2H 2022.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
	($ in millions)			
Q2 2022	$12.5	$(6.5)	$1.4	$–
Q1 2022	1.1	(5.6)	0.3	–
Q4 2021	1.4	(8.1)	0.4	–
Q3 2021	(0.5)	(9.7)	–	–
Q2 2021	0.1	(6.3)	–	–
Q1 2021	(0.2)	(5.2)	–	–
Q4 2020	(0.4)	(7.2)	–	4.5
Q3 2020	(0.6)	(6.3)	–	–
Q2 2020	(1.5)	(3.5)	–	–
Q1 2020	4.2	(5.0)	1.3	–
Q4 2019	3.8	(4.6)	1.1	–
Q3 2019	11.3	(6.1)	3.4	–

Impact to Balance Sheet

	June 30, 2022	Dec. 31, 2021	Dec. 31, 2020
	($ in millions)		
Pre-payment claims denials	$ 57.0	$ 69.0	$ 122.8
Recorded reserves	(17.1)	(25.7)	(41.3)
Net accounts receivable from pre-payment claim denials	**$ 39.9**	**$ 43.3**	**$ 81.5**

* For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html

Encompass Health 25

Encompass Health 26 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 * This chart does not include ~$371 of finance lease obligations or ~$42 of other notes payable See the debt schedule on page 27 Debt maturity profile - face value $350 Senior Notes 5.75% ($ in millions) Revolver capacity $800 Senior Notes 4.75% $800 Senior Notes 4.5% Revolver Profile as of July 1, 2022* $967 Available $— Drawn + $33 reserved for LCs Callable Callable beginning February 2025Callable beginning February 2023 $400 Senior Notes 4.625% Callable beginning April 2026

Encompass Health 27 Debt schedule Pro forma Change in June 30, June 30, December 31, Debt vs. ($ in millions) 2022* 2022 2021 YE 2021 EHC Credit Agreement— Advances under $1 billion revolving credit facility, November 2024 - LIBOR +150bps(1) $ — $ — $ 200.0 $ (200.0) Term loan facility, November 2024 - LIBOR +150bps(1) — — 238.5 (238.5) EHAB Credit Agreement— Advances under $350 million revolving credit facility, June 2027 - SOFR + 175 bps n/a 170.0 — 170.0 Term loan facility, June 2027 - SOFR +175 bps n/a 397.7 — 397.7 Bonds Payable: 5.125% Senior Notes due 2023(2)(3) — — 99.6 (99.6) 5.75% Senior Notes due 2025 347.4 347.4 347.0 0.4 4.50% Senior Notes due 2028 780.2 780.2 786.8 (6.6) 4.75% Senior Notes due 2030 777.8 777.8 784.7 (6.9) 4.625% Senior Notes due 2031 390.1 390.1 393.7 (3.6) Other notes payable 42.3 42.3 49.6 (7.3) Finance lease obligations 371.0 377.2 386.8 (9.6) Long-term debt $ 2,708.8 $ 3,282.7 $ 3,286.7 $ (4.0) Debt to Adjusted EBITDA 3.4 x 3.3 x 3.2 x Leverage net of cash on balance sheet 3.3 x 3.1 x 3.1 x Reconciliations to GAAP provided on pages 35-42. Refer to pages 43-44 for end notes. *Adjusted to reflect Encompass Health on a stand alone basis for the spin off of Enhabit completed July 1, 2022.

Encompass Health 28 -10.0% 0.0% 10.0% 20.0% * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Refer to pages 43-44 for end notes. New-store/same-store growth Inpatient Rehabilitation Yuma, AZ (51 beds)(8) Boise, ID (40 beds) Katy, TX (40 beds) North Tampa, FL (50 beds) Cumming, GA (50 beds) Shreveport, LA (40 beds) Waco, TX (40 beds) Greenville, SC (40 beds) Pensacola, FL (40 beds) Discharges Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 New store 2.4% 2.0% 2.3% 2.1% 1.3% 0.9% 1.0% 1.8% 2.0% 3.6% 3.8% 3.3% Same store* 3.1% 3.2% 2.4% (12.8)% (2.8)% (3.8)% (2.2)% 16.9% 6.7% 6.0% 3.8% 1.6% Total by quarter 5.5% 5.2% 4.7% (10.7)% (1.5)% (2.9)% (1.2)% 18.7% 8.7% 9.6% 7.6% 4.9% Total by year 3.9% (2.6)% 8.7% Same-store year* 1.8% (4.4)% 6.2% Same-store year UDS(9) 1.3% (3.2)% 2.3% Murrieta, CA (50 beds) Sioux Falls, SD (40 beds) Coralville, IA (40 beds) Beginning in mid-March 2020, volume growth was impacted by COVID-19. Toledo, OH (40 beds) San Angelo, TX (40 beds) Shiloh, IL (40 beds) St. Augustine, FL (40 beds) Libertyville, IL (60 beds) Henry County, GA (50 beds) Lakeland, FL (50 beds) Cape Coral, FL (40 beds) Jacksonville, FL (50 beds)

Encompass Health 29 Payment sources (percent of revenues)* Inpatient Rehabilitation Q2 6 Months Full Year 2022 2021 2022 2021 2021 Medicare 64.9% 65.0% 65.1% 64.4% 64.4 % Medicare Advantage 15.1% 15.3% 14.9% 15.9% 15.2 % Managed care 11.6% 11.5% 12.0% 11.6% 12.1 % Medicaid 4.5% 4.2% 4.2% 4.1% 4.1 % Other third-party payors 0.9% 1.1% 0.9% 1.2% 1.1 % Workers’ compensation 0.6% 0.5% 0.6% 0.6% 0.6 % Patients 0.4% 0.4% 0.4% 0.5% 0.5 % Other income 2.0% 2.0% 1.9% 1.7% 2.0 % Total 100.0% 100.0% 100.0% 100.0% 100.0% * Excludes home health and hospice segment results

Encompass Health 30 Inpatient rehabilitation operational metrics Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2022 2022 2021 2021 2021 2021 2021 Net patient revenue-inpatient $ 1,037.8 $ 1,036.2 $ 1,015.2 $ 983.7 $ 976.9 $ 942.3 $ 3,918.1 Net patient revenue-outpatient and other revenues 24.7 23.1 27.4 27.2 24.7 17.6 96.9 Net operating revenues $ 1,062.5 $ 1,059.3 $ 1,042.6 $ 1,010.9 $ 1,001.6 $ 959.9 $ 4,015.0 Discharges(10) 51,902 50,771 50,977 49,983 49,492 47,187 197,639 Net patient revenue per discharge $ 19,995 $ 20,409 $ 19,915 $ 19,681 $ 19,739 $ 19,969 $ 19,825 Outpatient visits 35,929 35,229 37,952 38,904 44,020 40,194 161,070 Average length of stay 12.6 13.0 12.8 12.8 12.7 13.0 12.8 Occupancy % 70.7% 73.1% 71.5% 70.6% 71.1% 71.4% 70.0% # of licensed beds 10,206 10,028 9,924 9,846 9,701 9,560 9,924 Occupied beds 7,216 7,330 7,096 6,951 6,897 6,826 6,947 Full-time equivalents (FTEs)(11) 23,649 23,313 23,364 23,054 22,535 22,383 22,834 Contract labor 633 706 516 383 318 221 359 Total FTE and contract labor 24,282 24,019 23,880 23,437 22,853 22,604 23,193 EPOB(12) 3.37 3.28 3.37 3.37 3.31 3.31 3.34 Refer to pages 43-44 for end notes.

Encompass Health 31 Share information Weighted Average for the Period Q2 6 Months Full Year (in millions) 2022 2021 2022 2021 2021 2020 2019 Basic shares outstanding 99.2 99.0 99.2 99.0 99.0 98.6 98.0 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants 1.1 1.2 1.0 1.2 1.2 1.2 1.4 Diluted shares outstanding 100.3 100.2 100.2 100.2 100.2 99.8 99.4 End of Period Q2 6 Months Full Year (in millions) 2022 2021 2022 2021 2021 2020 2019 Basic shares outstanding 99.8 99.5 99.8 99.5 99.5 99.4 98.6

Segment operating results

($ in millions)	Q2 2022 IRF	Q2 2022 Home Health and Hospice	Q2 2022 Reclasses	Q2 2022 Consolidated	Q2 2021 IRF	Q2 2021 Home Health and Hospice	Q2 2021 Reclasses	Q2 2021 Consolidated
Net operating revenues	$ 1,062.5	$ 268.0	$ —	$ 1,330.5	$ 1,001.6	$ 286.1	$ —	$ 1,287.7
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(585.9)	—	(187.9)	(773.8)	(515.9)	—	(192.3)	(708.2)
Other operating expenses[a]	(166.4)	—	(24.7)	(191.1)	(147.5)	—	(22.3)	(169.8)
Supplies	(47.4)	—	(5.4)	(52.8)	(44.1)	—	(5.9)	(50.0)
Occupancy costs	(13.8)	—	(5.5)	(19.3)	(15.0)	—	(5.2)	(20.2)
Home Health and Hospice:								
Cost of services (excluding depreciation and amortization)	—	(124.2)	124.2	—	—	(122.6)	122.6	—
Support and overhead costs	—	(99.3)	99.3	—	—	(103.1)	103.1	—
	(813.5)	(223.5)	—	(1,037.0)	(722.5)	(225.7)	—	(948.2)
Other (expense) income[b]	(3.1)	—	—	(3.1)	2.3	1.6	—	3.9
Equity in net income of nonconsolidated affiliates	1.0	—	—	1.0	0.8	0.2	—	1.0
Noncontrolling interests	(21.9)	(0.7)	—	(22.6)	(28.2)	(0.5)	—	(28.7)
Segment Adjusted EBITDA	**$ 225.0**	**$ 43.8**	**$ —**	**268.8**	**$ 254.0**	**$ 61.7**	**$ —**	**315.7**
General and administrative expenses[c][d][e]				(28.6)				(36.8)
Adjusted EBITDA				**$ 240.2**				**$ 278.9**

In arriving at Adjusted EBITDA, the following were excluded:

	Q2 2022 IRF	Q2 2022 Home Health and Hospice	Q2 2022 Reclasses	Q2 2022 Consolidated	Q2 2021 IRF	Q2 2021 Home Health and Hospice	Q2 2021 Reclasses	Q2 2021 Consolidated
(a) Loss (gain) on disposal or impairment of assets	$ 2.7	$ (0.4)	$ —	$ 2.3	$ 3.3	$ (0.4)	$ —	$ 2.9
(b) Change in fair market value of equity securities	$ 3.2	$ —	$ —	$ 3.2	$ (0.7)	$ —	$ —	$ (0.7)
(c) Stock-based compensation	$ —	$ —	$ —	$ 8.8	$ —	$ —	$ —	$ 12.0
(d) Costs associated with the strategic alternatives review	$ —	$ —	$ —	$ 22.9	$ —	$ —	$ —	$ 4.1
(e) Costs associated with the Frontier acquisition	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 1.3

Encompass Health

Reconciliations to GAAP provided on pages 35-42.

32

Segment operating results

($ in millions)	Six Months Ended June 30, 2022 IRF	Home Health and Hospice	Reclasses	Consolidated	Six Months Ended June 30, 2021 IRF	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 2,121.8	$ 542.3	$ —	$ 2,664.1	$ 1,961.5	$ 556.6	$ —	$ 2,518.1
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(1,173.3)	—	(376.5)	(1,549.8)	(1,017.8)	—	(377.6)	(1,395.4)
Other operating expenses[(a)]	(324.7)	—	(47.9)	(372.6)	(287.5)	—	(44.7)	(332.2)
Supplies	(97.2)	—	(11.7)	(108.9)	(89.3)	—	(12.6)	(101.9)
Occupancy costs	(29.2)	—	(11.0)	(40.2)	(30.1)	—	(10.3)	(40.4)
Home Health and Hospice:								
Cost of services (excluding depreciation and amortization)	—	(248.6)	248.6	—	—	(240.7)	240.7	—
Support and overhead costs	—	(198.5)	198.5	—	—	(204.5)	204.5	—
	(1,624.4)	(447.1)	—	(2,071.5)	(1,424.7)	(445.2)	—	(1,869.9)
Other (expense) income[(b)]	(4.2)	—	—	(4.2)	3.8	1.6	—	5.4
Equity in net income of nonconsolidated affiliates	1.9	—	—	1.9	1.6	0.4	—	2.0
Noncontrolling interests	(43.9)	(1.3)	—	(45.2)	(53.3)	(0.9)	—	(54.2)
Segment Adjusted EBITDA	**$ 451.2**	**$ 93.9**	**$ —**	**545.1**	**$ 488.9**	**$ 112.5**	**$ —**	**601.4**
General and administrative expenses[(c)(d)(e)]				(59.9)				(71.7)
Adjusted EBITDA				**$ 485.2**				**$ 529.7**
In arriving at Adjusted EBITDA, the following were excluded:								
(a) Loss (gain) on disposal or impairment of assets	$ 3.4	$ (0.5)	$ —	$ 2.9	$ 3.3	$ (0.5)	$ —	$ 2.8
(b) Change in fair market value of equity securities	$ 5.7	$ —	$ —	$ 5.7	$ (0.6)	$ —	$ —	$ (0.6)
(c) Stock-based compensation	$ —	$ —	$ —	$ 16.3	$ —	$ —	$ —	$ 14.8
(d) Costs associated with the strategic alternatives review	$ —	$ —	$ —	$ 32.5	$ —	$ —	$ —	$ 5.0
(e) Costs associated with the Frontier acquisition	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 1.3

Encompass Health

Reconciliations to GAAP provided on pages 35-42

33

Encompass Health 34 Segment operating results Year Ended December 31, 2021 ($ in millions) IRF Home Health and Hospice Reclasses Consolidated Net operating revenues $ 4,015.0 $ 1,106.6 $ — $ 5,121.6 Operating Expenses: Inpatient Rehabilitation: Salaries and benefits (2,127.3) — (759.2) (2,886.5) Other operating expenses(a) (594.8) — (90.0) (684.8) Supplies (184.2) — (25.1) (209.3) Occupancy costs (59.0) — (21.2) (80.2) Home Health and Hospice: Cost of services (excluding depreciation and amortization) — (489.3) 489.3 — Support and overhead costs — (406.2) 406.2 — (2,965.3) (895.5) — (3,860.8) Other income(b)(c) 6.9 1.6 — 8.5 Equity in net income of nonconsolidated affiliates 3.4 0.6 — 4.0 Noncontrolling interests (103.2) (1.8) — (105.0) Segment Adjusted EBITDA $ 956.8 $ 211.5 $ — 1,168.3 General and administrative expenses(d)(e)(f) (140.3) Adjusted EBITDA $ 1,028.0 In arriving at Adjusted EBITDA, the following were excluded: (a) Loss (gain) on disposal or impairment of assets $ 1.2 $ (0.8) $ — $ 0.4 (b) Change in fair market value of equity securities $ (0.6) $ — $ — $ (0.6) (c) Gain on consolidation of former equity method location(13) $ — $ (3.2) $ — $ (3.2) (d) Stock-based compensation $ — $ — $ — $ 32.8 (e) Costs associated with the strategic alternatives review $ — $ — $ — $ 22.9 (f) Costs associated with the Frontier acquisition $ — $ — $ — $ 1.3 Reconciliations to GAAP provided on pages 35-42. Refer to pages 43-44 for end notes.

Reconciliation of net income to Adjusted EBITDA(6)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021	Year Ended 2021
	(In Millions)				
Net income	$ 71.3	$ 142.0	$ 181.4	$ 274.8	$ 517.2
Loss from discontinued operations, net of tax, attributable to Encompass Health	—	0.3	—	0.3	0.4
Net income attributable to noncontrolling interests	(22.6)	(28.7)	(45.2)	(54.2)	(105.0)
Income from continuing operations attributable to Encompass Health	48.7	113.6	136.2	220.9	412.6
Provision for income tax expense	23.8	39.5	55.0	74.0	139.6
Interest expense and amortization of debt discounts and fees	60.6	41.8	100.2	84.6	164.6
Depreciation and amortization	68.8	63.4	135.0	125.9	256.6
Loss on early extinguishment of debt (1)(2)(3)	1.1	1.0	1.4	1.0	1.0
Loss on disposal or impairment of assets	2.3	2.9	2.9	2.8	0.4
Stock-based compensation	8.8	12.0	16.3	14.8	32.8
Costs associated with the strategic alternatives review	22.9	4.1	32.5	5.0	22.9
Costs associated with the Frontier acquisition	—	1.3	—	1.3	1.3
Gain on consolidation of former equity method location (13)	—	—	—	—	(3.2)
Change in fair market value of equity securities	3.2	(0.7)	5.7	(0.6)	(0.6)
Consolidated Adjusted EBITDA	240.2	278.9	485.2	529.7	1,028.0
Remove Home Health and Hospice segment Adjusted EBITDA	(43.8)	(61.7)	(93.8)	(112.5)	(211.5)
Adjusted EBITDA — Encompass Health adjusted	$ 196.4	$ 217.2	$ 391.4	$ 417.2	$ 816.5

Refer to pages 43-44 for end notes.

Encompass Health 35

Net cash provided by operating activities reconciled to Adjusted EBITDA[6]

($ in millions)	Q2 2022	Q2 2021	6 Months 2022	6 Months 2021	Full Year 2021
Net cash provided by operating activities	$ 244.6	$ 255.9	$ 463.5	$ 414.4	$ 715.8
Interest expense and amortization of debt discounts and fees	60.6	41.8	100.2	84.6	164.6
Equity in net income of nonconsolidated affiliates	1.0	1.0	1.9	2.0	4.0
Net income attributable to noncontrolling interests in continuing operations	(22.6)	(28.7)	(45.2)	(54.2)	(105.0)
Amortization of debt-related items	(2.5)	(2.0)	(4.8)	(4.0)	(7.8)
Distributions from nonconsolidated affiliates	(1.9)	(0.8)	(2.9)	(1.8)	(2.9)
Current portion of income tax expense	33.7	42.0	62.9	67.8	111.8
Change in assets and liabilities	(91.4)	(39.3)	(116.7)	11.0	118.0
Cash (provided by) used in operating activities of discontinued operations	(0.1)	0.6	—	0.6	0.5
Costs associated with the strategic alternatives review	22.9	4.1	32.5	5.0	22.9
Costs associated with the Frontier acquisition	—	1.3	—	1.3	1.3
Change in fair market value of equity securities	3.2	(0.7)	5.7	(0.6)	(0.6)
Other	(7.3)	3.7	(11.9)	3.6	5.4
Consolidated Adjusted EBITDA	$ 240.2	$ 278.9	$ 485.2	$ 529.7	$ 1,028.0
Remove Home Health and Hospice segment Adjusted EBITDA	(43.8)	(61.7)	(93.8)	(112.5)	(211.5)
Adjusted EBITDA — Encompass Health adjusted	$ 196.4	$ 217.2	$ 391.4	$ 417.2	$ 816.5

Encompass Health

Refer to pages 43-44 for end notes.

36

Encompass Health 37 Reconciliation of segment Adjusted EBITDA to income from continuing operations before income tax expense Three Months Ended Six Months Ended Year Ended June 30, June 30, December 31, 2022 2021 2022 2021 2021 ($ in millions) Total segment Adjusted EBITDA $ 268.8 $ 315.7 $ 545.1 $ 601.4 $ 1,168.3 General and administrative expenses (60.3) (54.2) (108.7) (92.8) (197.3) Depreciation and amortization (68.8) (63.4) (135.0) (125.9) (256.6) Loss on disposal or impairment of assets (2.3) (2.9) (2.9) (2.8) (0.4) Loss on early extinguishment of debt(1)(2)(3) (1.1) (1.0) (1.4) (1.0) (1.0) Interest expense and amortization of debt discounts and fees (60.6) (41.8) (100.2) (84.6) (164.6) Net income attributable to noncontrolling interests 22.6 28.7 45.2 54.2 105.0 Change in fair market value of equity securities (3.2) 0.7 (5.7) 0.6 0.6 Gain on consolidation of former equity method location(13) — — — — 3.2 Income from continuing operations before income tax expense $ 95.1 $ 181.8 $ 236.4 $ 349.1 $ 657.2 Refer to pages 43-44 for end notes.

Encompass Health 38 Reconciliation of net cash provided by operating activities to adjusted free cash flow(5) Q2 6 Months Full Year ($ in millions) 2022 2021 2022 2021 2021 Net cash provided by operating activities $ 244.6 $ 255.9 $ 463.5 $ 414.4 $ 715.8 Impact of discontinued operations (0.1) 0.6 — 0.6 0.5 Net cash provided by operating activities of continuing operations 244.5 256.5 463.5 415.0 716.3 Capital expenditures for maintenance (39.5) (30.5) (74.0) (53.8) (138.8) Distributions paid to noncontrolling interests of consolidated affiliates (25.3) (24.9) (46.6) (52.7) (102.9) Items not indicative of ongoing operating performance: Transaction costs and related assumed liabilities 26.0 4.5 28.7 4.5 24.2 Consolidated Adjusted free cash flow $ 205.7 $ 205.6 $ 371.6 $ 313.0 $ 498.8 Remove Home Health and Hospice segment results (38.9) (51.2) (81.6) (73.5) (144.6) Adjusted free cash flow — Encompass Health adjusted $ 166.8 $ 154.4 $ 290.0 $ 239.5 $ 354.2 Cash dividends on common stock $ 27.8 $ 27.8 $ 56.3 $ 56.9 $ 112.4 Refer to pages 43-44 for end notes.

Adjusted EPS(4) - Q2 2022

	For the Three Months Ended June 30, 2022							
		Adjustments						
	As Reported	Loss on Early Exting. of Debt	Income Tax Adjustments	Costs Associated with the Strategic Alternatives Review	Change in Fair Market Value of Equity Securities	Consolidated As Adjusted	Remove Home Health and Hospice Segment Results	Encompass Health As Adjusted
	($ in millions, except per share amounts)							
Adjusted EBITDA	$ 240.2	$ —	$ —	$ —	$ —	$ 240.2	$ (43.8)	$ 196.4
Depreciation and amortization	(68.8)	—	—	—	—	(68.8)	8.2	(60.6)
Interest expense and amortization of debt discounts and fees	(60.6)	—	—	20.5	—	(40.1)	0.1	(40.0)
Stock-based compensation	(8.8)	—	—	—	—	(8.8)	1.2	(7.6)
Loss on disposal or impairment of assets	(2.3)	—	—	—	—	(2.3)	(0.4)	(2.7)
Loss on early extinguishment of debt[1]	(1.1)	1.1	—	—	—	—	—	—
Costs associated with the strategic alternatives review	(22.9)	—	—	22.9	—	—	—	—
Change in fair market value of equity securities	(3.2)	—	—	—	3.2	—	—	—
Income from continuing operations before income tax expense	72.5	1.1	—	43.4	3.2	120.2	(34.7)	85.5
Provision for income tax expense	(23.8)	(0.3)	5.5	(11.3)	(0.9)	(30.8)	7.5	(23.3)
Income from continuing operations attributable to Encompass Health	$ 48.7	$ 0.8	$ 5.5	$ 32.1	$ 2.3	$ 89.4	$ (27.2)	$ 62.2
Diluted earnings per share from continuing operations*	$ 0.49	$ 0.01	$ 0.05	$ 0.32	$ 0.02	$ 0.89	$ (0.27)	$ 0.62
Diluted shares used in calculation	100.3							

Encompass Health

* Adjusted EPS may not sum across due to rounding.
Refer to pages 43-44 for end notes.

39

Adjusted EPS[4] - Q2 2021

	For the Three Months Ended June 30, 2021								
		Adjustments							
	As Reported	Loss on Early Exting. of Debt	Income Tax Adjustments	Costs Associated with the Strategic Alternatives Review	Costs Associated with the Frontier Acquisition	Change in Fair Market Value of Equity Securities	Consolidated As Adjusted	Remove Home Health and Hospice Segment Results	Encompass Health As Adjusted
	($ in millions, except per share amounts)								
Adjusted EBITDA	$ 278.9	$ —	$ —	$ —	$ —	$ —	$ 278.9	$ (61.7)	$ 217.2
Depreciation and amortization	(63.4)	—	—	—	—	—	(63.4)	9.4	(54.0)
Interest expense and amortization of debt discounts and fees	(41.8)	—	—	—	—	—	(41.8)	0.1	(41.7)
Stock-based compensation	(12.0)	—	—	—	—	—	(12.0)	1.2	(10.8)
Loss on disposal or impairment of assets	(2.9)	—	—	—	—	—	(2.9)	(0.4)	(3.3)
Loss on early extinguishment of debt[2]	(1.0)	1.0	—	—	—	—	—	—	—
Costs associated with the strategic alternatives review	(4.1)	—	—	4.1	—	—	—	—	—
Costs associated with the Frontier acquisition	(1.3)	—	—	—	1.3	—	—	—	—
Change in fair market value of equity securities	0.7	—	—	—	—	(0.7)	—	—	—
Income from continuing operations before income tax expense	153.1	1.0	—	4.1	1.3	(0.7)	158.8	(51.4)	107.4
Provision for income tax expense	(39.5)	(0.3)	(0.1)	(1.1)	(0.3)	0.2	(41.1)	12.6	(28.5)
Income from continuing operations attributable to Encompass Health	$ 113.6	$ 0.7	$ (0.1)	$ 3.0	$ 1.0	$ (0.5)	$ 117.7	$ (38.8)	$ 78.9
Diluted earnings per share from continuing operations*	$ 1.13	$ 0.01	$ —	$ 0.03	$ 0.01	$ —	$ 1.17	$ (0.39)	$ 0.79
Diluted shares used in calculation	100.2								

* Adjusted EPS may not sum across due to rounding.
Refer to pages 43-44 for end notes.

Encompass Health 40

Adjusted EPS(4) - YTD Q2 2022

	For the Six Months Ended June 30, 2022							
		Adjustments						
	As Reported	Loss on Early Exting. of Debt	Income Tax Adjustments	Costs Associated with the Strategic Alternatives Review	Change in Fair Market Value of Equity Securities	Consolidated As Adjusted	Remove Home Health and Hospice Segment Results	Encompass Health As Adjusted
	($ in millions, except per share amounts)							
Adjusted EBITDA	$ 485.2	$ —	$ —	$ —	$ —	$ 485.2	$ (93.8)	$ 391.4
Depreciation and amortization	(135.0)	—	—	—	—	(135.0)	16.7	(118.3)
Interest expense and amortization of debt discounts and fees	(100.2)	—	—	20.5	—	(79.7)	0.1	(79.6)
Stock-based compensation	(16.3)	—	—	—	—	(16.3)	2.5	(13.8)
Loss on disposal or impairment of assets	(2.9)	—	—	—	—	(2.9)	(0.5)	(3.4)
Loss on early extinguishment of debt[(1)(3)]	(1.4)	1.4	—	—	—	—	—	—
Costs associated with the strategic alternatives review	(32.5)	—	—	32.5	—	—	—	—
Change in fair market value of equity securities	(5.7)	—	—	—	5.7	—	—	—
Income from continuing operations before income tax expense	191.2	1.4	—	53.0	5.7	251.3	(75.0)	176.3
Provision for income tax expense	(55.0)	(0.4)	5.7	(13.8)	(1.5)	(65.0)	17.0	(48.0)
Income from continuing operations attributable to Encompass Health	$ 136.2	$ 1.0	$ 5.7	$ 39.2	$ 4.2	$ 186.3	$ (58.0)	$ 128.3
Diluted earnings per share from continuing operations*	$ 1.36	$ 0.01	$ 0.06	$ 0.39	$ 0.04	$ 1.86	$ (0.58)	$ 1.28
Diluted shares used in calculation	100.2							

* Adjusted EPS may not sum across due to rounding.
Refer to pages 43-44 for end notes.

Encompass Health 41

Adjusted EPS(4) - YTD Q2 2021

	For the Six Months Ended June 30, 2021								
		Adjustments							
	As Reported	Loss on Early Exting. of Debt	Income Tax Adjustments	Costs Associated with the Strategic Alternatives Review	Costs Associated with the Frontier Acquisition	Change in Fair Market Value of Equity Securities	Consolidated As Adjusted	Remove Home Health and Hospice Segment Results	Encompass Health As Adjusted
	($ in millions, except per share amounts)								
Adjusted EBITDA	$ 529.7	$ —	$ —	$ —	$ —	$ —	$ 529.7	$ (112.5)	$ 417.2
Depreciation and amortization	(125.9)	—	—	—	—	—	(125.9)	18.5	(107.4)
Interest expense and amortization of debt discounts and fees	(84.6)	—	—	—	—	—	(84.6)	0.1	(84.5)
Stock-based compensation	(14.8)	—	—	—	—	—	(14.8)	1.8	(13.0)
Loss on disposal or impairment of assets	(2.8)	—	—	—	—	—	(2.8)	(0.5)	(3.3)
Loss on early extinguishment of debt(2)	(1.0)	1.0	—	—	—	—	—	—	—
Costs associated with the strategic alternatives review	(5.0)	—	—	5.0	—	—	—	—	—
Costs associated with the Frontier acquisition	(1.3)	—	—	—	1.3	—	—	—	—
Change in fair market value of equity securities	0.6	—	—	—	—	(0.6)	—	—	—
Income from continuing operations before income tax expense	294.9	1.0	—	5.0	1.3	(0.6)	301.6	(92.6)	209.0
Provision for income tax expense	(74.0)	(0.3)	(3.4)	(1.3)	(0.3)	0.2	(79.1)	22.4	(56.7)
Income from continuing operations attributable to Encompass Health	$ 220.9	$ 0.7	$ (3.4)	$ 3.7	$ 1.0	$ (0.4)	$ 222.5	$ (70.2)	$ 152.3
Diluted earnings per share from continuing operations*	$ 2.20	$ 0.01	$ (0.03)	$ 0.04	$ 0.01	$ —	$ 2.22	$ (0.70)	$ 1.52
Diluted shares used in calculation	100.2								

* Adjusted EPS may not sum across due to rounding.
Refer to pages 43-44 for end notes.

Encompass Health

42

Encompass Health 43 End notes (1) In the second quarter of 2022, the Company redeemed approximately $236 million of its term loan due 2024 and fully repaid the $250 million outstanding balance on its revolving credit facility. The redemption was completed using proceeds which were dividended from Enhabit. As a result of the redemption, the Company recorded a $1.1 million loss on early extinguishment of debt in the second quarter of 2022. (2) In the second quarter of 2021, the Company redeemed a total of $200 million of 5.125% Senior Notes due 2023 ($100 million in April and $100 million in June). The redemptions were completed at 100% of par using cash on hand and drawings under the Company’s revolving credit facility. As a result of the redemptions, the Company recorded a $1.0 million loss on early extinguishment of debt in the second quarter of 2021. (3) In the first quarter of 2022, the Company redeemed the remaining $100 million of its 5.125% Senior Notes due 2023. The redemption was completed at 100% of par using drawings under the Company’s revolving credit facility. As a result of the redemption, the Company recorded a $0.3 million loss on early extinguishment of debt in the first quarter of 2022. (4) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (5) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non- indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. (6) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. (7) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of June 30, 2022, the remaining repurchase authorization was approximately $198 million. (8) As a result of negotiations with our partner to amend the joint venture agreement related to Yuma Rehabilitation Hospital, the accounting for this hospital changed from the equity method of accounting to a consolidated entity effective July 1, 2019. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this hospital and the remeasurement of our previously held equity interest at fair value, we recorded a $19.2 million gain as part of other income in the third quarter of 2019. (9) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~80% of industry, including Encompass Health inpatient rehabilitation sites. * Reconciliations to GAAP provided on pages 35-42.

Encompass Health 44 End notes, continued (10) Represents discharges from 150 consolidated hospitals in Q2 2022; 147 consolidated hospitals in Q1 2022; 145 consolidated hospitals in Q4 2021; 144 consolidated hospitals in Q3 2021; 140 consolidated hospitals in Q2 2021; and 138 consolidated hospitals in Q1 2021. (11) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (12) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (13) As a result of an amendment to the joint venture agreement related to our home health location in Boynton Beach, Florida, the accounting for this agency changed from the equity method of accounting to a consolidated entity effective December 1, 2021. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this agency and the remeasurement of our previously held equity interest at fair value, we recorded a $3.2 million gain as part of other income in the fourth quarter of 2021.